EXEMPTION AGREEMENT, dated as of January 21, 1994 (this

          "Agreement"), between QVC NETWORK, INC., a Delaware corporation

          (the "Offeror"), and PARAMOUNT COMMUNICATIONS INC., a Delaware

          corporation ("Paramount").

                    Paramount and the Offeror are entering into this

          Agreement to provide the Offeror with an opportunity, under certain circumstances, to consummate its outstanding tender offer

          (as it may be amended and supplemented, the "Offer") to acquire not less than 50.1% of the then outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of

          Paramount on a fully diluted basis (as hereinafter defined);

                    Accordingly, in consideration of the foregoing and the

          mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                      ARTICLE I

                                AGREEMENT OF PARAMOUNT



                    SECTION 1.01.  Agreements of Paramount.  (a)  Paramount
                                   -----------------------

          hereby agrees that, upon delivery by the Offeror of the

          Completion Certificate (as defined herein), it shall take all necessary action to amend the Rights Agreement, dated as of

          September 7, 1988, as amended, between Paramount and

          Manufacturers Hanover Trust Company, as Rights Agent (the "Rights

          Agreement"), so that the consummation of the Offer on the terms permitted hereunder and as contemplated by the form of Merger

          Agreement attached as Exhibit A hereto, will not cause (A) the

                                                                          2
          rights (the "Rights") issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement, (B) the Offeror or any subsidiary of the Offeror to be deemed an "Acquiring Person"

          (as defined in the Rights Agreement), or (C) the "Stock

          Acquisition Date" (as defined in the Rights Agreement) to occur upon such consummation; provided, however, that Paramount shall
                                  --------  -------

          not be required to make such amendments to the Rights Agreement if (i) the Offeror has not performed or complied in all material respects with all agreements and covenants required by this

          Agreement to be performed or complied with by it on or prior to the consummation of the Offer or (ii) Paramount obtains and there is in force from the Delaware Court of Chancery an order

          permanently, preliminarily or temporarily declaring that the making of such amendments to the Rights Agreement would be contrary to the fiduciary duties of the Board of Directors of

          Paramount.  Notwithstanding anything else contained herein, in no event shall the Board of Directors of Paramount make an amendment of the Rights Agreement in favor of the Other Offeror or any other person without making such amendments in favor of the

          Offeror; provided that Paramount will not be obligated to make such amendments for the Offeror if the Offeror has become

          obligated to terminate the Offer pursuant to Section 2.06 of this

          Agreement.

                    (b)  Paramount hereby agrees that it shall take all

          appropriate actions so that the restrictions on business

          combinations contained in (i) Article XI of the Paramount

          Certificate of Incorporation and (ii) Section 203 of the General

                                                                          3
          Corporation Law of the State of Delaware will not apply to the consummation of the Offer; provided, however, that such action
                                     --------  -------

          shall not be effective if Paramount is not required to amend the

          Rights Agreement as contemplated by Section 1.01 hereof.

                                      ARTICLE II

                              AGREEMENTS OF THE OFFEROR

                    SECTION 2.01.  Terms of the Offer.  (a)  In the event
                                   ------------------

          Paramount executes the Other Merger Agreement (as defined below)

          the Offeror hereby agrees (i) unless it terminates the Offer, to extend the expiration date (such expiration date as extended from time to time shall be defined herein to mean the "Expiration

          Date") of the Offer until 12:00 midnight on the date to which

          Viacom Inc. (the "Other Offeror") has agreed to extend its tender offer (the "Other Offer") pursuant to the merger agreement between Paramount and the Other Offeror (the "Other Merger

          Agreement"), which extension by the Offeror shall not be required to be more than eleven business days from the date of the Other

          Merger Agreement; (ii) so long as the Other Offeror is bound by substantially identical restrictions made for the benefit of

          Paramount, not to amend the Offer in order to (A) increase by less than $60 million the aggregate cash consideration to be paid pursuant to the Offer or (B) increase the number of shares of

          Common Stock for which tenders are sought by less than 2% of the outstanding shares of Common Stock; (iii) not to extend such

          Expiration Date, except pursuant to Sections 2.01(a)(i), 2.01(c)

          and 2.04 hereof, and, unless required to terminate pursuant to

          Section 2.06 hereof, except for (A) failure to satisfy a

                                                                          4
          condition at the Expiration Date or (B) any such extension required by federal securities law; (iv) that no extension of the

          Expiration Date permitted pursuant to this Agreement shall be for a period of less than three business days; and (v) that the

          Expiration Date shall not be extended for any reason beyond 12:00 midnight on February 14, 1994, or such later date in accordance with the last parenthetical in Section 2.01(c)(ii), Section 2.04,

          or as required by federal securities law to the extent that the extension arises due to an event other than a change in the terms of the Offer (the "Final Expiration Date").  The Offeror agrees that it will not increase the per share consideration of the

          Offer or otherwise amend the Offer primarily to extend the expiration date of the Other Offer.

                    (b)   The Offeror hereby agrees that, without the prior

          written consent of Paramount, no change in the terms of the Offer shall be made which, (i) decreases the aggregate cash

          consideration payable in the Offer or changes the form of

          consideration payable in the Offer (except to the extent the

          Other Offeror has made such changes or has been granted benefits by Paramount that diminish the value of Paramount to the

          Offeror), (ii) reduces the number of shares of Common Stock to be purchased in the Offer below 50.1% of the outstanding shares of

          Common Stock on a fully diluted basis; provided, however, that
                                                 --------  -------

          the number of shares of Common Stock sought in the Offer can be decreased to not less than 50.1% of the outstanding shares of

          Common Stock on a fully diluted basis so long as the aggregate cash consideration payable in the Offer is not decreased or (iii)

                                                                          5
          waives the Minimum Condition (as defined in the Offer but which under no circumstances may be less than 50.1% of the outstanding shares of Common Stock on a fully diluted basis).  Subject to the provisions of this Agreement, the Offeror expressly reserves the right to terminate or amend the Offer pursuant to its terms or increase the price per share of Common Stock or the number of shares of Common Stock for which tenders are sought in the Offer.

                    (c)  In order to cause the Offer and the Other Offer to

          remain on the same time schedule, the Offeror hereby agrees that if the Other Offeror remains subject to the Other Merger

          Agreement or remains subject to the form of exemption agreement attached thereto (the "Other Exemption Agreement"), in either case containing terms substantially identical to this Agreement for the benefit of Paramount (the "Bidding Procedures"), and (i)

          extends the expiration date of the Other Offer (such expiration date as extended from time to time, the "Other Expiration Date")

          in accordance with the Bidding Procedures, then the Expiration

          Date shall be extended (as soon as practicable, but not later than one business day following the announcement of the extension of the Other Expiration Date) by the Offeror to the Other

          Expiration Date, or (ii) if upon notification to Paramount by the

          Offeror and the Other Offeror of the results of their respective

          Offers (which notification shall be required to be delivered by the Offeror and the Other Offeror no later than promptly

          following the expiration of their respective offers), Paramount has notified the Offeror and the Other Offeror (which

          notification shall be required to be delivered by Paramount

                                                                          6
          promptly) that a number of shares of Common Stock that would satisfy the Minimum Condition or the minimum condition defined in the Other Offer (which under no circumstances may be less than

          50.1% of the outstanding shares of Common Stock on a fully diluted basis) (the "Other Minimum Condition") shall not have been validly tendered (and not withdrawn) pursuant to either the

          Offer or the Other Offer, respectively, at the Expiration Date

          (or a number of shares of Common Stock that would satisfy the

          Minimum Condition and the Other Minimum Condition shall have been validly tendered and not withdrawn pursuant to both the Offer and the Other Offer at the Expiration Date), then the Offeror shall extend the Expiration Date for a period of 10 business days.

                    (d)  The Offeror shall be subject to the obligations of

          Sections 2.01 and 2.06 for so long as the Other Offeror is subject to the Bidding Procedures; provided, however, that the
                                             --------  -------

          Offeror shall not be subject to Sections 2.01 and 2.06 in the event that the Other Offeror has not performed or complied in all material respects with the Bidding Procedures.

                    SECTION 2.02.  Recommendation of the Offer.  If, at any
                                   ---------------------------

          time, the Board of Directors of Paramount recommends acceptance of the Offer by Paramount stockholders, or informs the Offeror that the Board intends to recommend acceptance of the Offer, then the Offeror shall promptly execute and deliver the Merger

          Agreement (the "Executed Merger Agreement") substantially in the form attached as Exhibit A hereto (with representations and warranties dated as of the date of execution of such Executed

          Merger Agreement, unless otherwise specified therein and with

                                                                          7
          such other changes as may be necessary to reflect the terms of the Offer as it then exists, changes in the consideration offered under the Merger Agreement and changes related thereto) as soon as practicable, but in no event more than one business day thereafter, which Executed Merger Agreement shall be executed by

          Paramount (with representations and warranties dated as of the date of such Executed Merger Agreement, unless otherwise

          specified therein) within one business day of receipt thereof.

                    SECTION 2.03.  Intentionally Omitted.
                                   ---------------------

                    SECTION 2.04.  Receipt of Common Stock.  Unless the
                                   -----------------------

          event referred to in the last parenthetical of Section

          2.01(c)(ii) occurs, in the event that a number of shares of

          Common Stock that would satisfy the Minimum Condition shall have been validly tendered and not withdrawn in the Offer at the

          Expiration Date and, as of such Expiration Date, the Offeror has waived all conditions to the Offer (other than the Minimum

          Condition and the conditions relating to the Rights Agreement,

          Article XI of the Paramount Certificate of Incorporation, Section

          203 of the General Corporation Law of Delaware and judicial or governmental injunction each as set forth therein), then the

          Offeror shall (i) extend the Expiration Date to a date 10

          business days from the then scheduled Expiration Date, provided,

          that such extension shall be for a period of 5 business days in the event that the Other Offer has been terminated prior to the foregoing Expiration Date and (ii) promptly deliver the Executed

          Merger Agreement (with representations and warranties dated as of the date of delivery to Paramount of such Merger Agreement,

                                                                          8
          unless otherwise specified therein and with such other changes as may be necessary to reflect the terms of the Offer as it then exists, changes in consideration offered under the Merger

          Agreement and changes related thereto), as soon as practicable,

          but in no event more than one business day after the date of such waiver, which such Executed Merger Agreement shall be executed by

          Paramount within one business day of receipt thereof (with representations and warranties dated as of the date of such

          Executed Merger Agreement, unless otherwise specified therein).

                    SECTION 2.05.  Completion Certificate.  At such time as
                                   ----------------------

          the Offeror has fulfilled the terms of Section 2.04 above, the

          Offeror shall deliver to the Board of Directors of Paramount a certificate (the "Completion Certificate"), executed by an authorized officer of the Offeror, certifying that all the terms of Section 2.04 have been fulfilled.

                    SECTION 2.06.  Termination of the Offer.  Unless the
                                   ------------------------

          event referred to in the last parenthetical of Section

          2.01(c)(ii) occurs, the Offeror hereby agrees to terminate the

          Offer at such time as the Offeror has been notified pursuant to a certificate executed by an authorized officer of Paramount that

          (i) a number of shares of Common Stock that would satisfy the

          Other Minimum Condition shall have been validly tendered to the

          Other Offer and not withdrawn at the Other Expiration Date of the

          Other Offer; (ii) all conditions to the Other Offer, except the

          Other Minimum Condition and the conditions relating to the Rights

          Agreement, Article XI of the Paramount Certificate of

          Incorporation, Section 203 of the General Corporation Law of

                                                                          9
          Delaware and judicial or governmental injunction, each as set forth therein, shall have been waived and (iii) a Completion

          Certificate from the Other Offeror has been delivered to

          Paramount; provided, however, that the Offeror shall not be
                     --------  -------

          required to terminate the Offer in the event that the Other

          Offeror has not performed or complied in all material respects with the Bidding Procedures.


                                     ARTICLE III

                                    MISCELLANEOUS
                                    -------------

                    SECTION 3.01.  Termination.  This Agreement shall
                                   -----------

          terminate at the earliest of (a) 9:00 A.M. on the first business day following the Final Expiration Date, (b) execution and delivery by both parties to this Agreement of a Merger Agreement in the form attached as Exhibit A, (c) delivery of notice by either party in the event the other party materially breaches any agreement or representation hereunder or (d) such time as the

          Offeror shall have terminated the Offer in accordance with the terms thereof.

                    SECTION 3.02.  Further Assurances.  Paramount and the
                                   ------------------

          Offeror will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                    SECTION 3.03.  Specific Performance.  The parties
                                   --------------------

          hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to

                                                                         10
          specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                    SECTION 3.04.  Entire Agreement.  This Agreement
                                   ----------------

          constitutes the entire agreement between the parties and

          supersedes all prior agreements and understandings, both written and oral, between the parties or any of them, with respect to the subject matter hereof.

                    SECTION 3.05.  Assignment.  This Agreement shall not be
                                   ----------

          assigned by operation of law or otherwise and any purported assignment in contravention of the terms shall be void and of no effect.

                    SECTION 3.06.  Parties in Interest.  This Agreement
                                   -------------------

          shall be binding upon and inure solely to the benefit of each party hereto and its respective successors and permitted assigns and there is no intended third party beneficiary; provided,
                                                            --------

          however, nothing in the foregoing shall be deemed to derogate
          -------

          from any rights of the Other Offeror (other than as a third party beneficiary) as against Paramount or its Board with respect to any amendment of this Agreement or failure to enforce the

          Agreement.

                    SECTION 3.07.  Amendment.  This Agreement may not be
                                   ---------

          amended except by an instrument in writing signed by the parties hereto.

                    SECTION 3.08.  Severability.  If any term or other
                                   ------------

          provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless

                                                                         11
          remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such

          determination that any term or other provision is invalid,

          illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                    SECTION 3.09.  Definitions.  (a) The term "business
                                   -----------

          day" as defined herein shall have the meaning set forth in Rule

          14d-1(c)(6) as promulgated under the Securities Exchange Act of

          1934 (the "Exchange Act") and (b) the term "fully diluted" as used herein shall mean giving effect to the shares of Common

          Stock then outstanding plus the shares of Common Stock issuable upon the exercise of the then exercisable options.

                    SECTION 3.10.  Time Period.  In computing any time
                                   -----------

          period hereunder, the computation shall be governed by Rule 14d-

          1(c)(6) as promulgated under the Exchange Act.

                    SECTION 3.11.  Notices.  All notices and other
                                   -------

          communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered  personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses as specified in the form of

                                                                         12
          Merger Agreement attached as Exhibit A hereto or sent by

          electronic transmission to the respective parties at their telecopier numbers as specified in such form of Merger Agreement.

                    SECTION 3.12.  Governing Law.  This Agreement shall be
                                   -------------

          governed by, and construed in accordance with, the laws of the

          State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law, except to the extent that any provisions are governed by the federal securities laws.

                    SECTION 3.13.  Headings.  The headings contained in
                                   --------

          this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

          Agreement.

                    SECTION 3.14.  Counterparts.  This Agreement may be
                                   ------------

          executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                                                         13
                    IN WITNESS WHEREOF, the Offeror and Paramount have

          caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.





                                        QVC NETWORK, INC.



                                        By  /s/ William F. Costello
                                          -----------------------------
                                        Name:  William F. Costello
                                        Title: Executive Vice President



                                        PARAMOUNT COMMUNICATIONS INC.



                                        By  /s/ Donald Oresman
                                          ------------------------------
                                        Name:  Donald Oresman
                                        Title: Executive Vice President